EXHIBIT 10.6

                             DISTRIBUTION AGREEMENT
                                       OF
                     FUJIAN JINJIANG PACIFIC SHOES CO., LTD.
                              (English Translation)

Party A: Fujian Jinjiang Pacific Shoes Co., Ltd.

Party B: Wang Qinghe, Guangxi Province

For the purpose of promoting the sale of products with Bepure brand ("Products") in the territory agreed by the Parties hereto, expanding the share of products in such territory and deepening the cooperation of the Parties, subject to the Contract Laws of the People's Republic of China, Party A and Party B shall, under the principles of free will and co-benefit, enter into the following agreement upon amiable negotiation:

1 RECONDITIONS OF PARTY B

1.1 Party B shall provide its I.D. card or business license and the copies thereof, and shall be liable for the truthful of such materials;

1.2 Party B shall pay RMB1.05 million as prepayment within 5 to 25 days upon the signature or seal on this Agreement, Party A may terminate this Agreement if Party B fails to observe the said provisions;

1.3 Funds used by Party B for the distribution of Party A's products shall not be less than RMB1.8 million;

1.4 Party B shall provide at least 85 outlets with terminal images for the distribution of products with Baopiao brand; and

1.5 The dimensions of distribution office of Party B shall not be less than 30 m2, which shall exhibit the products hereto.

2 TERRITORY

2.1 Party A authorizes Party B distribute the products and Party B shall make wholesale or retails in the territory of Guangxi Province ("Territory ") as referred below:

Territory

The blank in such form shall be completed correspondingly.

2.2 Party A represents that Party B shall be the exclusive distributor in such territory and may not authorize any other individual or entity as the distributor of the products.

2.3 Party B shall carry out marketing progress in the territory within 3 months upon the date of this Agreement; otherwise, Party A may authorize any other individual or entity to market the territory un-marketed by Party B.

3 TERM

3.1 The term of this Agreement ("Term") shall be one years commencing from April 30, 2009 to April 30, 2010.

4 SALES TARGET

4.1 The sales target should be fulfilled by Party B within the term shall be RMB7.1 million, which shall be calculated as the payment made to Party A to Party B for the products purchased.
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4.2 Any or all  preferential  policies of Party A shall be applied to Party B if such sales target has been fulfilled.

5 EXPENSES AND PAYMENT TERM

5.1 All products distributed by Party B shall be purchased from Party A at factory prices.

5.2 Party B shall be obligated to fulfill the annual sales target and shall guarantee that at least 95% of the payment for the products sold shall be made prior to April 30, 2010, if fails, (i) no award referred herein shall be granted to Party B; and (ii) Party A may terminate this Agreement and require the compensation there from.

5.3 Transport. All expenses arising from the transport of products and ancillaries, including the insurance expenses, handling fees or the costs for the return of products, shall be borne by Party B. Party B shall designate the freight terminal within Jinjiang City as carrier and as consignee. All risks and liabilities arising from such transport shall be transferred to Party B upon the products provided by Party A have been delivered to such freight terminal as designated by Party B.

6 CREDIT LINE AND PREFERENTIAL POLICY

6.1 Credit Line. For the purpose of assisting the marketing program conducted by Party B, Party A establishes a credit line for Party B subject to the market conditions.

6.2 The credit line thereof shall be RMB0.85 million. Any order issued by Party B shall not be accepted and Party A may suspend the delivery to Party B if such credit line is overdrawn, Party A may accept such order and affirm the corresponding quantity and delivery date only upon the breach of Party B thereof has been rectified.

6.3 Party A may make annual registration and review on the credit of Party B, Party A may adjust or terminate the credit line provided to Party B if the credit of Party B fails to satisfy the requirements of Party A, in such event, any annual preferential support may not be enjoyed by Party B.

7 STATEMENT OF ACCOUNT

7.1 The Parties may establish the Account-checking System. Party A shall fax the invoice list indicating the amounts outstanding of yesterday to Party B for review and if correct upon such review, Party B shall affirm such invoice list with signature and fax the same in the same day and mail the original copy to Party A thereafter.

7.2 Party A shall, prior to the 6th day of each month, fax or mail the statement of account to Party B and Party B shall, prior to the 8th day of the same month, fax the signed and affirmed statement of account or all evidences supporting its demur to such statement of account to Party A and mail the original copies to Party A thereafter, if Party B fails to fulfill the same, it shall constitute the acceptance of such statement of account by Party B.

8 ORDER, RETURN OR REPLACEMENT OF PRODUCT

A. PURCHASE ORDER

8.1 Party A shall deliver the products to Party B in accordance with the purchase order issued and signed by Party B.

8.2 Party A shall notify Party B within 3 days upon the receipt of purchase order issued by Party B if the same fails to be fulfilled by Party A, then such purchase order shall be amended correspondingly upon the negotiation of the Parties.

8.3 Party B may not cancel any order issued to Party A without the consent of Party A.

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B. SUPPLEMENTARY ORDER

8.4 Any products or its delivery date under the supplementary order shall be agreed by the Parties. Any such supplementary order faxed shall prevail if there is any dispute.

C. RETURN OF PRODUCT

8.5 No product supplied by Party A may be returned except those with substantial quality defect or imperfection.

8.6 Party A may refuse to accept any product returned by Party B by violating the said stipulations and all expenses arising therefrom shall be borne by Party B, provided, however, Party A may provide assistances to the transfer of products between or among different territories.

8.7 Party A shall accept any product returned by Party B and assume the corresponding expenses if the same is defective, provided

     a. Party B has made the list for such defective products collected from points of sale and completed the Application for the Return of Defective Products indicating the number, color, ex-factory date, defects and return time of such products, in such event, the said product shall be returned upon the acceptance of such Application;
     b. Party B has kept the box, package, invoice, certificate of quality and the said approval of such products returned for the review by Party A,if fails, Party A may refuse to accept such products returned; and
     c. Party A shall, upon receipt of such products, confirm its defects and determine the reasons. Party A shall notify Party B if such defects are due to the negligence of Party A or refuse such return if such defects are due to the reason of Party B or any formalities necessary is not fulfilled by Party B.

9 ADVERTISING AND SUPPORT POLICY

A. ADVERTISING POLICY

9.1 Party A shall provide all necessary advertising materials including the guideline for the decoration of franchised store, stop board or business feature film, shall support the promotion programs carried out by Party B within the territory and assume certain expenses for such promotion as agreed by the Parties.

9.2 Any billboard, car card or outdoor advertising carried out by Party B shall be subject to the submission of Application of Advertising by Party B and approval made on the same by Party A.

9.3 If any expense arising from such advertising is required to be indemnified by Party A, Party B shall provide the formal invoice, contract, photograph and sample of such advertisements to be checked, if fails, Party A may refuse such indemnification.

B. TERMINAL EXPENSES

9.4 The shelves and cash desks of Party B's franchise stores shall be provided by Party A and all expenses arising there from shall be borne by Party B;and

9.5 The decoration of terminal shops of Party B shall be carried out by Party B in accordance with the requirements listed in the materials and disks provided by Party A.

10 INCENTIVE POLICY

Party B shall be obligated to provide the feedback information, the information concerning the hot sale of competitors' products and the samples, and assist Party A to develop the right products. Party A shall make awards to Party B if any information provided is accepted and market profit has been acquired therefore.

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11 MANAGEMENT RULES

11.1 Party B shall carry out its business operations within the territory.

1.2 Party B may not distribute the products outside the territory; otherwise, it shall constitute the CROSS REGION SALE of Party B.

11.3 Party B shall  enforce the market rules  provided by Party A and  implement
the   appropriate   measures   to  prevent   the  Cross   Region   Sale  by  its
sub-distributors.

11.4 Party B may submit complaint to Party A if any Cross Region Sale is made by any other distributor and shall designate personnel to assist Party A for the investigation of the products related and its source.

11.5 Party B shall repurchase all products under any Cross Region Sale conducted by Party B within 7 days, if Party B fails to observe the said provisions, Party A shall designate its personnel to handle the same, all expenses arising therefrom, including but not limited to the expenses for travel or repurchase of Products, shall be borne by Party B which shall be deducted from the payment due to Party B, in addition, all products repurchased by Party A shall be owned by Party A.

11.6 Party A may suspend one week's supply if the second Cross Region Sale is made by Party B, while at the third Cross Region Sale by Party B, Party A may suspend two weeks' supply, claim the damages as CNY 5,000 and terminate the exclusive distributor rights within the territory.

12 RIGHTS AND OBLIGATIONS

A. RIGHTS AND OBLIGATIONS OF PARTY A

12.1 Party A shall provide the marketable products with good qualities and continually develop new products to satisfy the market requirements and safeguard the interests of distributor.

12.2 Party A shall, at its best efforts, to provide the advertising materials quarterly for the products;

12.3 Party A may check and supervise the pricings of Party B, in any event, Party B shall sell the products at the prices suggested by Party A and may not make any authorized increasing or decreasing.

B. RIGHTS AND OBLIGATIONS OF PARTY B

12.4 During the term and any other time thereafter, Party B is obligated to inform Party A if any counterfeit products or the infringement of Bepure brand is found and provide the necessary assistances. 12.5 Party A may not transfer or assign the distribution rights hereunder to any third party without the prior written consent of Party A, the Parties are the independent contractors, all businesses or transactions carried out by Party B shall be the independent acts of Party B, which shall not incur any legal or economic liabilities to Party A.

12.6 Any formalities or expenses of Party B arising from the fulfillment of tax obligations shall be the sole obligation of Party B.

12.7 Any related materials or certificates provided by Party A shall not be used by Party B for any other purposes except the distribution hereunder, if Party B fails to observe the said provisions, all legal or economic liabilities arising therefrom shall be borne by Party B. In no event Party B may provide any guarantee on behalf of Party A.

12.8 During the term and any other time thereafter, Party B shall keep the secret of all confidential information acquired from Party A, including but not limited to the trade secrets related to the product development, market program and distribution strategies etc.

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13 LIABILITY

Either Party ("Innocent Party") may terminate this Agreement and require the other Party ("Breaching Party") to pay RMB 0.3million as damages if

13.1 Party B, as Breaching Party, fails to accept the products ordered with the time limit agreed upon the conclusion of Purchase Contract;

13.2 The Breaching Party terminate this Agreement  unilaterally during the term;

13.3 Party B, as Breaching Party, violates the pricing or any other market policies which disorder the distribution market of Party A;

13.4 Party B, as Breaching Party, fails to return the logos, adverting materials, handbooks, bill of sale, special stamp or any other instruments or samples upon the expiration of term hereof;

13.5 Party B, as Breaching Party, fails to observe the state policies, laws or regulations and is adjudicated to shut off or suspend business operations;

13.6 For the purpose of illegal benefits, Party B, as Breaching Party, distribute the counterfeit products or use the trademark of Party A without the prior written consent of Party A; or

13.7 Party B fails to observe the obligations hereunder, in such event, Party A may suspend the delivery of products or terminate this Agreement.

14 EXPIRATION OR TERMINATION

14.1 Either Party shall make written notice at least 1 month prior to the expiration hereof to the other Party if it is intended to renew this Agreement.

14.2 Upon the expiration or termination hereof for any causes

     a. Party B shall return all materials, certificates, stamps, instruments, advertising materials, bill of sale and any other information provided by Party A;
     b. Party B shall cease the use of all trademarks, logos, promotion materials, shelves and materials; and
     c. Party B shall inspect the accounts with Party A within 5 days thereafter and pay all amounts outstanding within 60 days, if fails, damages shall be paid to Party A calculated as 1% of the amounts unpaid per each day delayed.

15 MISCELLANEOUS

15.1 The corresponding market management rules provided by Party A during the term hereof shall be the Schedule of this Agreement and shall be observed by Party B.

15.2 Without the written authorization of Party A, no employee may not borrow or collect of any amounts from or require the transfer of products from Party B or its sub-distributor or terminal operators, if fails, all losses suffered therefrom shall be borne by Party B solely.

15.3 Any change to the name and number of bank account of Party A shall be subject to the written notice issued by the General Manager of Party A.

15.4 As a form contract, except the blank may be completed in handwriting, all other contents shall be printed, any amendment thereof shall be null and void without the affirmations of Party A and Party B with signatures or common seal.

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15.5 Any dispute  between the Parties  hereto shall be settled  through  amiable negotiation, if fails, either Party may bring a lawsuit before the People's Court where Party A is located.

15.6 Any issues unmentioned herein shall be subject to the separate negotiation of the Parties and supplementary agreement.

This Agreement shall be executed in duplicate; each Party shall have one, which shall come into effect upon the signatures or seals by the Parties hereto.

Party A                                     Party B
-------                                     -------

Name: Jujian Jinjing Pacific                Name: /s/ Wang Qinghe
      Shoes Co., Ltd. (seal)                      ------------------------------

Address:                                    Address: Guangxi Nanning

Legal Representative:                       Legal Representative:


/s/ Li Haiting
-----------------------------

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